Exhibit 99.1

FOR IMMEDIATE RELEASE

29903 Agoura Road, Agoura Hills, California 91301 Telephone: 818 871-5000 Fax: 818 871-7400	Julie MacMedan
THQ/Investor Relations
818/871-5125

Liz Pieri
THQ/Media Relations
818/871-5061

THQ REPORTS FISCAL 2008 THIRD QUARTER RESULTS

AGOURA HILLS, Calif. – February 5, 2008 - THQ Inc. (NASDAQ: THQI) today announced financial results for the third quarter of fiscal 2008, consistent with the company’s recently announced revised financial guidance.  The company also reaffirmed its financial outlook for the fourth quarter of fiscal 2008.

For the third quarter of fiscal 2008, THQ reported net sales of $509.6 million, driven primarily by WWE® SmackDown® vs. Raw® 2008, Cars: Mater-National and MX vs. ATV™ Untamed, each across multiple game systems.  For the same period a year ago, THQ reported net sales of $475.7 million.

For the third quarter of fiscal 2008, THQ reported GAAP net income of $15.5 million, or $0.23 per diluted share, which includes $0.01 per diluted share of stock-based compensation expense.   On a non-GAAP basis, excluding stock-based compensation expense, the company reported net income of $16.4 million, or $0.24 per diluted share.  Both GAAP and non-GAAP net income include a $0.02 per diluted share gain from the receipt of additional proceeds related to the sale of Minick AG in fiscal year 2007.  For the same period a year ago, THQ reported GAAP net income of $62.1 million, or $0.91 per diluted share, which includes $0.09 per diluted share of stock-based compensation expense.  On a non-GAAP basis, excluding stock-based compensation expense, net income for the prior-year period was $68.1 million, or $1.00 per diluted share. Both GAAP and non-GAAP net income include a $0.03 per diluted share gain from the receipt of proceeds related to the sale of Minick AG in fiscal year 2007.  A reconciliation of non-GAAP to GAAP results is provided in the accompanying financial tables.

As previously reported by the company, fiscal 2008 third quarter results include approximately $27 million in non-cash charges related to the company’s decision to cancel certain projects in development and the write-down of the value of certain intellectual properties as part of its product quality initiatives, as well as approximately $20 million in accelerated amortization expense.

- more -

THQ 2-2-2

For the nine months ended December 31, 2007, THQ reported net sales of $843.4 million, compared with $854.8 million in the corresponding prior-year period.  The company reported a GAAP net loss of $806,000, or $0.01 per share, which includes $0.13 per share of stock-based compensation expense.   On a non-GAAP basis, excluding stock-based compensation expense, the company reported nine-month net income of $8.1 million, or $0.12 per diluted share.  Both GAAP net loss and non-GAAP net income include a $0.02 per share gain from receipt of additional proceeds related to the sale of Minick AG in fiscal year 2007. For the prior-year period, THQ reported GAAP net income of $61.5 million or $0.92 per diluted share, which included stock-based compensation expense of $0.18 per diluted share.  On a non-GAAP basis, excluding stock-based compensation expense, net income for the prior-year period was $74.0 million, or $1.10 per diluted share.  Both GAAP and non-GAAP net income include a $0.03 per diluted share gain from the receipt of proceeds related to the sale of Minick AG in fiscal year 2007.  A reconciliation of non-GAAP to GAAP results is provided in the accompanying financial tables.

“During the holiday quarter, we were pleased with the record performance of WWE SmackDown vs. Raw 2008 and the successful launch of our internally developed game MX vs. ATV Untamed,” said Brian Farrell, THQ president and CEO.

Farrell continued, “We continue to strengthen our product development capabilities to support our long-term strategy of creating new owned intellectual properties. We look forward to launching Frontlines: Fuel of War at the end of this month.  In fiscal 2009, we are well positioned for increased sales and profitability with strong owned intellectual properties such as Red Faction and Saints Row and well-known licensed franchises including WWE, UFC, Disney•Pixar and Nickelodeon.”

Recent Developments:

•                  During the quarter, THQ shipped more than 5 million units of WWE SmackDown vs. Raw 2008, bringing total lifetime WWE franchise net sales to more than $1 billion.

•                  During the quarter, total lifetime Nickelodeon franchise net sales surpassed $1 billion, driven by Avatar, Nicktoons and SpongeBob SquarePants.

•                  For the nine months ended December 31, 2007, THQ’s international net sales increased significantly, to 50% of total global net sales from 40% a year ago, as THQ continued to execute on its international growth strategy.

•                  For the quarter and nine months ended December 31, 2007, THQ grew its Nintendo DS™ revenue 94% year-over-year, aided by the launch of Drawn to Life™, a newly established owned franchise created specifically for the Nintendo DS system.

•                  On January 18, 2008, the company acquired Big Huge Games, a veteran development studio focused on the multi-billion dollar Role-Playing-Games market.

THQ 3-3-3

•                  On January 23 2008, THQ announced the appointment of two executives to newly-created product development positions to help drive new intellectual property creation.

•                  On February 4, 2008, THQ announced the appointment of technology industry veteran Colin Slade as executive vice president and chief financial officer.

Fiscal 2008 Guidance

THQ reaffirmed its recently issued guidance for the fourth quarter and full fiscal year ending March 31, 2008 as follows:

•                  For the fiscal year ending March 31, 2008, THQ expects net sales of approximately $1.04 billion and a GAAP loss per share of approximately $0.16, which includes approximately $0.21 per diluted share of stock-based compensation expense.  On a non-GAAP basis, excluding stock-based compensation expense, the company expects to report net income of approximately $0.05 per diluted share.

•                  For the fiscal fourth quarter ending March 31, 2008, THQ expects to report net sales of approximately $200 million and a GAAP net loss of approximately $0.13, which includes approximately $0.07 per diluted share of stock-based compensation expense.  On a non-GAAP basis, excluding stock-based compensation expense, the company expects to report a net loss of approximately $0.06 per diluted share.

Non-GAAP Financial Measures

In addition to results determined in accordance with GAAP, THQ discloses certain non-GAAP financial measures that exclude stock-based compensation expense and related income tax effects.  The non-GAAP financial measures included in the earnings release have been reconciled to the comparable GAAP results and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

When evaluating the performance of its business, THQ does not consider stock-based compensation charges. Likewise, THQ excludes stock-based compensation expense from its short and long-term operating plans. In contrast, THQ’s management team is held accountable for cash-based compensation and such amounts are included in the company’s operating plans. In addition, the stock-based compensation charges are subject to significant fluctuation outside the control of management due to the variables used to estimate the fair value of a share-based payment, such as, THQ’s stock price, interest rates and the volatility of THQ’s stock price.  Further, when considering the impact of equity award grants, THQ places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

THQ 4-4-4

In the financial tables below, THQ has provided a reconciliation of the most comparable GAAP financial measure to each of the historical non-GAAP financial measures used in this press release.

Investor Conference Call

THQ will host a conference call to discuss fiscal third quarter results today at 5:00 p.m. Eastern/2:00 p.m. Pacific. Please dial 877.356.8075 or 706.902.0203, conference ID 31143285 to listen to the call or visit the THQ Inc. Investor Relations Home page at http://investor.thq.com.  The online archive of the broadcast will be available approximately two hours after the live call ends.  In addition, a telephonic replay of the conference call will be provided approximately two hours after the live call ends through February 7, 2008, by dialing 800.642.1687or 706.645.9291, conference ID 31143285.

About THQ

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software.  Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located throughout North America, Europe and Asia Pacific.  More information about THQ and its products may be found at www.thq.com and www.thqwireless.com. THQ, THQ Wireless, Big Huge Games, Drawn to Life, MX vs. ATV Untamed, Red Faction, Saints Row and their respective logos are trademarks and/or registered trademarks of THQ Inc.

All other trademarks are trademarks or registered trademarks of their respective owners.

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the company’s expectations for revenue and earnings per share for the quarter and fiscal year ending March 31, 2008, and for the company’s product releases and financial performance in future periods.  These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as “THQ”) and are based upon management’s beliefs and certain assumptions made by management.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive and technological factors affecting the operations, markets, products, services and pricing of THQ.  Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements.  Readers should carefully review the risk factors and the information that could materially affect THQ’s financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the fiscal period ended March 31, 2007, and particularly the discussion of risk factors that may affect results of operations set forth therein.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

# # #

(Tables Follow)

THQ 5-5-5

THQ Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,

	2007	2006	2007	2006

Net sales	$509,609	$475,741	$843,443	$854,767

Costs and expenses:
Cost of sales – product costs	175,568	162,110	306,732	288,117
Cost of sales – software amortization and royalties	126,270	71,417	177,179	140,364
Cost of sales – license amortization and royalties	50,420	49,759	86,250	86,903
Cost of sales – venture partner expense	19,207	13,503	21,241	14,985
Product development	41,311	21,912	94,504	73,834
Selling and marketing	65,499	51,213	135,495	116,849
General and administrative	15,528	24,100	52,269	59,271
Total costs and expenses	493,803	394,014	873,670	780,323
Income (loss) from continuing operations	15,806	81,727	(30,227)	74,444
Interest and other income, net	3,412	2,595	13,337	9,071
Income (loss) from continuing operations before income taxes and minority interest	19,218	84,322	(16,890)	83,515
Income taxes	5,224	24,367	(14,571)	24,215
Income (loss) from continuing operations before minority interest	13,994	59,955	(2,319)	59,300
Minority interest	–	(7)	–	136
Income (loss) from continuing operations	13,994	59,948	(2,319)	59,436
Gain on sale of discontinued operations, net of tax	1,513	2,107	1,513	2,107
Net income (loss)	$15,507	$62,055	$(806)	$61,543

Earnings (loss) per share – basic:
Continuing operations	$0.21	$0.92	$(0.03)	$0.92
Discontinued operations	0.02	0.03	0.02	0.03
Earnings (loss) per share – basic	$0.23	$0.95	$(0.01)	$0.95
Shares used in per share calculation – basic	66,118	65,387	66,502	64,737
Earnings (loss) per share – diluted:
Continuing operations	$0.21	$0.88	$(0.03)	$0.89
Discontinued operations	0.02	0.03	0.02	0.03
Earnings (loss) per share – diluted	$0.23	$0.91	$(0.01)	$0.92
Shares used in per share calculation – diluted	67,815	68,101	66,502	67,150

THQ 6-6-6

THQ Inc. and Subsidiaries

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss) (a)

(In thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2007	2006	2007	2006

Income (loss) from continuing operations	$13,994	$59,948	$(2,319)	$59,436

Stock-based compensation expense (b)	4,730	6,779	17,721	15,912
Income tax adjustments (c)	(3,804)	(724)	(8,844)	(3,458)
Total non-GAAP adjustments	926	6,055	8,877	12,454
Non-GAAP income from continuing operations	14,920	66,003	6,558	71,890
Gain on sale of discontinued operations, net of tax	1,513	2,107	1,513	2,107
Non-GAAP net income	$16,433	$68,110	$8,071	$73,997

Non-GAAP earnings per share – basic:
Non-GAAP continuing operations	$0.23	$1.01	$0.10	$1.11
Discontinued operations	0.02	0.03	0.02	0.03
Non-GAAP earnings per share – basic	$0.25	$1.04	$0.12	$1.14
Shares used in per share calculation – basic	66,118	65,387	66,502	64,737
Non-GAAP earnings per share – diluted:
Non-GAAP continuing operations	$0.22	$0.97	$0.10	$1.07
Discontinued operations	0.02	0.03	0.02	0.03
Non-GAAP earnings per share – diluted	$0.24	$1.00	$0.12	$1.10
Shares used in per share calculation – diluted	67,815	68,101	68,560	67,150

Non-GAAP Adjustments (a)

			Three Months Ended December 31,		Nine Months Ended December 31,
			2007	2006	2007	2006

Cost of sales – software amortization and royalties	(b	)	$2,413	$625	$5,391	$788
Product development	(b	)	1,262	1,470	3,434	3,587
Selling and marketing	(b	)	573	1,125	2,083	2,486
General and administrative	(b	)	482	3,534	6,813	8,990
Interest and other income, net	(b	)	–	25	–	61
Income tax adjustments	(c	)	(3,804)	(724)	(8,844)	(3,458)
Total non-GAAP adjustments			$926	$6,055	$8,877	$12,454

Notes:

(a)	See explanation above regarding the Company’s practice on reporting non-GAAP financial measures.

(b)

Stock-based compensation expense recorded under SFAS 123(R) in the three and nine months ended December 31, 2007 and December 31, 2006, and the payroll tax effects of our historical stock option grant practices investigation in the three and nine months ended December 31, 2006.

(c)	Income tax associated with stock-based compensation expense.

THQ 7-7-7

THQ Inc. and Subsidiaries

Unaudited Consolidated Balance Sheets

(In thousands)

	December 31,	March 31,
	2007	2007

ASSETS
Cash, cash equivalents and short-term investments	$325,344	$457,958
Accounts receivable, net of allowances	270,740	67,586
Inventory	43,584	27,381
Licenses	27,346	41,406
Software development	148,822	130,512
Income taxes receivable	5,890	18,525
Prepaid expenses and other current assets	14,954	16,238
Total current assets	836,680	759,606
Property and equipment, net	49,359	45,095
Licenses, net of current portion	61,356	49,661
Software development, net of current portion	26,066	33,766
Income taxes receivable, net of current portion	14,104	2,163
Deferred income taxes	15,812	15,812
Goodwill	99,026	88,688
Other long-term assets, net	15,880	18,750
TOTAL ASSETS	$1,118,283	$1,013,541

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$73,753	$28,225
Accrued and other current liabilities	205,562	143,418
Deferred income taxes	24,161	25,647
Total current liabilities	303,476	197,290
Other long-term liabilities	39,979	47,294
Total liabilities	343,455	244,584
Total stockholders’ equity	774,828	768,957
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,118,283	$1,013,541

THQ 8-8-8

THQ Inc. and Subsidiaries

Unaudited Supplemental Financial Information

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Platform Revenue Mix
Consoles
Microsoft Xbox 360	12.3%	12.5%	13.9%	14.5%
Microsoft Xbox	0.1	2.6	0.3	3.0
Nintendo Wii	10.4	5.1	8.1	2.8
Nintendo Game Cube	0.2	4.5	0.8	5.7
Sony Playstation 3	11.8	–	8.7	–
Sony PlayStation 2	25.6	38.2	25.9	31.3
	60.4	62.9	57.7	57.3

Handheld
Nintendo Dual Screen	20.2	11.2	20.4	10.4
Nintendo Game Boy Advance	2.9	10.1	3.8	11.9
Sony PlayStation Portable	8.5	5.9	8.1	6.5
Wireless	1.0	1.6	1.7	2.6
	32.6	28.8	34.0	31.4

PC	7.0	8.3	8.2	11.3
Other	–	–	0.1	–
	100.0%	100.0%	100.0%	100.0%

Geographic Revenue Mix
Domestic	54.6%	61.9%	50.1%	59.6%
Foreign	45.4	38.1	49.9	40.4
	100.0%	100.0%	100.0%	100.0%